Exhibit 5.1

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November 12, 2014

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Premier, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S–3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act of an indeterminate amount of (i) shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.000001 per share (the “Preferred Stock”) and (iii) unsecured debt securities, in one or more series, which may be subordinated debt securities (“Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named, which may be supplemented for any series of Debt Securities and which is filed as an exhibit to the Registration Statement (the “Indenture”) (collectively, the “Securities”). The Securities may be sold from time to time as set forth in the Registration Statement, the prospectus which forms part of the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers and other representatives of the Company, instruments and certificates of public officials, corporate records and such other documents as we have deemed necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials and others.

We have also assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws and applicable Delaware law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (vii) the Securities as executed and delivered do not result in a default under or breach of any agreement or instrument binding upon the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares of Common Stock issued under the Registration Statement will be validly issued, fully paid and non-assessable.

2. When the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate of Incorporation of the Company and applicable law, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When the Indenture has been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), the Trustee has been qualified to act as trustee under the Indenture and when the Debt Securities have been (i) duly established by the Indenture or any supplemental indenture thereto, (ii) duly authorized and established by applicable Board Action and duly authenticated by the Trustee and (iii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Indenture, (ii) that such Indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such trustee, enforceable against the trustee in accordance with its respective terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) that such trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and (iv) that such trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the General Corporation Law of the State of Delaware and, to the extent relevant to the opinions expressed herein, the laws of the State of New York.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP